
Exhibit 11- Statement Re Computation of Earnings Per Share

                                            Three Months Ended                 Six Months Ended
                                                 June 30,                          June 30,
                                         ------------------------           -------------------------
                                            2000          1999                 2000           1999
                                         ----------    ----------           ----------     ----------
Basic:

  Average shares outstanding              7,231,305     7,619,578            7,310,519      7,688,277
                                          =========     =========            =========      =========
  Net income                             $3,884,120    $3,225,893           $7,542,926     $6,627,600
                                          =========     =========            =========      =========
  Per share amount                            $0.54         $0.43                $1.03          $0.87
                                               ====          ====                 ====           ====


Diluted:

  Average shares outstanding              7,231,305     7,619,578            7,310,519      7,688,277
  Net effect of dilutive stock options -
    based on the treasury stock method
    using average market price              150,898       101,976              136,110        101,976
                                          ---------     ---------            ---------      ---------
  Diluted shares                          7,382,203     7,721,554            7,446,629      7,790,253
                                          =========     =========            =========      =========
  Net income                             $3,884,120    $3,225,893           $7,542,926     $6,627,600
                                          =========     =========            =========      =========
  Per share amount                            $0.53         $0.42                $1.01          $0.86
                                               ====          ====                 ====           ====

Note: Antidilutive stock options totaling 120,900 and -0- shares were not included in the calculation of diluted earnings per share at June 30, 2000 and 1999, respectively.